                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549







                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
           Date of Report (Date of earliest event reported):  June 28, 1996



                               CAPITAL CORP OF THE WEST
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)

    California                      0-27384                    77-0405791
- ----------------------         -------------------       ----------------------
State of Incorporation         Commission File No.       IRS Employer ID Number


               1160 West Olive Avenue, Suite A, Merced, California 95348
       -----------------------------------------------------------------------
       Address, including zip code, of registrant's principal executive office

                                    (209) 725-2200
                  --------------------------------------------------
                  Registrant's telephone number, including area code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         On June 28, 1996, Capital Corp of the West acquired control of Town and Country Finance and Thrift Company, an industrial loan company headquartered in Turlock. California. See the attached press release for further information. Town and Country was previously held by approximately 80 individual shareholders. The consideration for the acquisition was approximately $5.6 million, of which $1.6 to $1.8 million is cash and the balance of which is common stock of Capital Corp of the West (approximately 267,000 to 282,000 shares at $14.05 per share). The exact amounts will depend on the results of a cash/stock election now being made by former Town and Country shareholders. The cash portion is funded in part from cash on hand and in part from a loan from an unaffiliated commercial bank. Town and Country will continue to operate its offices as a separate industrial loan company subsidiary of Capital Corp of the West. No prior material relationship existed between Capital Corp of the West and Town and Country or any of their respective directors and officers or their associates.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         The audited financial statements of Town and Country, including a balance sheet and income statement as of and for the years ended December 31, 1995 and 1994, are incorporated by reference from the financial statement pages of the Company's registration statement on Form S-4, Registration No. 333-03174, and the unaudited interim balance sheet and income statement as of and for the three-month period ended March 31, 1996, are included in this filing as a financial statement exhibit.

    (b)  PRO FORMA FINANCIAL INFORMATION.

         The unaudited pro forma combined financial statements of Capital Corp of the West and Town and Country, including the pro forma combined balance sheet as of March 31, 1996, and the pro forma combined income statements for the year ended December 31, 1995 and the three-month period ended March 31, 1996, are included in this filing as a financial statement exhibit.

    (c)  EXHIBITS.

         No.    Description
         --     -----------
         2.     Agreement and Plan of Acquisition dated as of March 22, 1996 between Capital Corp of the West and Town and Country
                (incorporated by reference from Annex A of the registration statement on Form S-4, Registration No. 333-03174, filed with the Commission on April 3, 1996)

         24.1   Consent of KPMG Peat Marwick LLP

         24.2   Consent of Atherton & Associates

         99.    Press release issued by the Company on July 1, 1996


                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this current report to be signed on its behalf by the undersigned duly authorized person.


    Date:   July 15, 1996              Capital Corp of the West


                                       By:  /s/ Thomas T. Hawker
                                            -----------------------------------
                                            Its President and Chief Executive
                                            Officer

                                    EXHIBIT INDEX



No.      Description                                                       Page

         Historical and pro forma combined financial statements               6

24.1     Consent of KPMG Peat Marwick LLP                                    12

24.2     Consent of Atherton & Associates                                    13

99.      Press release issued by the Company on July 1, 1996                 14

               HISTORICAL AND  PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined balance sheet at March 31, 1996, and pro forma condensed combined statements of income for the year ended December 31, 1995, and for the three-month period ended March 31, 1996, combine the historical balance sheets of Capital Corp and Town & Country as if the Merger had been been effective on March 31, 1996, and the income statements of Capital Corp and Town & Country as if the Merger had been effective on the beginning of each period presented. The pro forma information also gives effect to the cancellation of 168,156 shares of Town & Country common stock, no par value, outstanding at December 31, 1995, with an aggregate value (Exchange Amount) equal to $33.05 per share in exchange for Capital Corp common stock, no par value, and cash consideration. Share information was calculated using an aggregate Cash Component of $1,600,000 and an Exchange Ratio of 1.675 shares, which corresponds to a Capital Corp per share Market Value of $14.05. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances.
The Merger is accounted for under the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. Under this method of accounting, the purchase price has been allocated to the assets and liabilities of Town & Country based on preliminary estimates of fair values as of the date of acquisition. The actual fair values will be determined following consummation of the Merger.

         These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Capital Corp and the historical financial statements and related notes thereto of Town & Country. The unaudited pro forma statements of income are not necessarily indicative of operating results which would have been achieved had the Merger been consummated as of the beginning of the first period presented and should not be construed as representative of future operations.

                           CAPITAL CORP AND TOWN & COUNTRY
                      UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                    MARCH 31, 1996
                     (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                       ASSETS
                                                                                    PRO FORMA ADJUSTMENTS
                                                                                 --------------------------------------
                                                                    TOWN &                                   PRO FORMA
                                                 CAPITAL CORP       COUNTRY         DEBIT         CREDIT      COMBINED
                                                 ------------       -------         -----         ------      --------
Assets
Cash and due from banks                            $ 18,784       $  9,662       $  1,725(c)    $  1,725(a)    $ 28,446
   Total cash and cash equivalents                   18,784          9,662          1,725          1,725         28,446
Securities
Available for sale                                   44,199             --                                       44,199
   Total securities                                  44,199             --                                       44,199
                                                   --------       --------                                     --------
Loans                                               140,658         17,432                           185(b)     157,905
   Allowance for loan losses                          1,860            160                                        2,020
                                                   --------       --------                                     --------
   Net loans                                        138,798         17,272                           185        155,885
Premises and equipment, net                           4,333            189                                        4,522
Interest receivable and other assets                  8,398            272                                        8,670
Intangible assets                                        --             --          2,243(b)                      2,243
                                                   --------       --------       --------                      --------
   Total assets                                     214,512         27,395          2,243          1,910        243,965
                                                   --------       --------       --------       --------       --------
                                                   --------       --------       --------       --------       --------


                            LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
Non-interest bearing demand                          34,999             --                                       34,999
Savings and interest-bearing demand                 128,588          7,723                                      136,311
Time certificates, $100,000 and over                  8,153          2,411                                       10,564
Other time                                           22,759         13,716                                       36,475
                                                   --------       --------                                     --------
   Total deposits                                   194,499         23,850                                      218,349
Other borrowed funds                                  3,506             --                         1,725(c)       5,231
Interest payable and other liabilities                1,264             59                                        1,323
                                                   --------       --------                                     --------
   Total liabilities                                199,269         23,909                                      224,903

Preferred stock                                          --             --
Common stock                                         10,105          2,700          2,700(b)       3,957(a)      14,062
Capital surplus                                          --             --
Retained earnings                                     5,188            786            924(b)                      6,898
Net unrealized gain (loss) on available for
sale securities                                         (50)            --                                          (50)
                                                                                                               --------
   Total shareholders' equity                        15,243          3,486          3,624          3,957         19,062
                                                   --------       --------       --------       --------       --------
   Total liabilities and shareholders' equity       214,512         27,395          3,624          3,957        243,965

Shares outstanding                                1,335,831        168,156        281,676(f)     168,156(f)   1,617,507


                          CAPITAL CORP AND TOWN & COUNTRY
                  UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                             YEAR ENDED DECEMBER 31, 1995
                     (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                                 ADJUSTMENTS
                                                                                         ---------------------------
                                                                             TOWN &                                     PRO FORMA
                                                           CAPITAL CORP      COUNTRY        DEBIT            CREDIT      COMBINED
                                                           ------------      -------        -----            ------      --------
Interest and fees on loans                                    $12,969         $2,022        $              $    63(d)    $ 15,054
Interest on securities                                          2,546             --                                        2,546
Other interest income                                             358            408                                          766
                                                           ----------     ----------                                   ----------
   Total interest income                                       15,873          2,430                            63         18,366
Interest on deposits                                            5,706          1,010                                        6,716
Interest on other borrowed funds                                   11             --            146(c)                        157
                                                           ----------     ----------     ----------     ----------     ----------
   Total interest expense                                       5,717          1,010            146                         6,873
Net interest income                                            10,156          1,420            146             63         11,493
Provision for loan losses                                         228            100                                          328
Net interest income after provision for loan losses             9,928          1,320            146             63         11,165
Service charges on deposit accts.                                 920             --                                          920
Other operating income                                         (2,144)           217                                       (1,927)
                                                           ----------     ----------                                   ----------
  Total noninterest income                                     (1,224)           217                                       (1,007)
Salaries and employee benefits                                  4,161            676                                        4,837
Occupancy and equipment expense                                 1,401            148                                        1,549
Other operating expense                                         2,584            375                                        2,959
Amortization of intangibles                                        --             --            145(d)          --            145
                                                           ----------     ----------     ----------     ----------     ----------
   Total noninterest expense                                    8,146          1,199            145                         9,490
Income before provision for taxes                                 558            338            291             63            668
Provision for taxes                                               223            107                            91(e)         239
                                                           ----------     ----------                    ----------     ----------
Net Income                                                        335            231            291            130            429
                                                           ----------     ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------     ----------
Net Income per share                                              .25           1.38                                          .27
Weighted average common shares outstanding                  1,333,923        168,156        281,676        168,156      1,615,599



                          CAPITAL CORP AND TOWN & COUNTRY
                  UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                       THREE-MONTH PERIOD ENDED MARCH 31, 1996
                     (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                                 ADJUSTMENTS
                                                                                         ---------------------------
                                                                             TOWN &                                     PRO FORMA
                                                           CAPITAL CORP      COUNTRY        DEBIT            CREDIT      COMBINED
                                                           ------------      -------        -----            ------      --------
Interest and fees on loans                                     $3,419           $529       $               $    15(d)      $3,963
Interest on securities                                            775             --                                          775
Other interest income                                              56            124                                          180
                                                           ----------     ----------                                   ----------
   Total interest income                                        4,250            653                            15          4,918
Interest on deposits                                            1,500            289                                        1,789
Interest on other borrowed funds                                   12             --             36(c)                         48
                                                           ----------     ----------     ----------                    ----------
   Total interest expense                                       1,512            289             36                         1,837
Net interest income                                             2,738            364             36             15          3,081
Provision for loan losses                                         160             13                                          173
Net interest income after
  provision for loan losses                                     2,578            351             36             15          2,908
Service charges on deposit accts.                                 474             --                                          474
Other operating income                                             97             10                                          107
                                                           ----------     ----------                                   ----------
  Total noninterest income                                        571             10                                          581
Salaries and employee benefits                                  1,186            167                                        1,353
Occupancy and equipment expense                                   389             64                                          453
Other operating expense                                           758             77                                          835
Amortization of intangibles                                        --             --             36(d)                         36
                                                           ----------     ----------     ----------                    ----------
   Total noninterest expense                                    2,353            308             36                         2,697
Income (loss) before provision for taxes                          796             53             72                           792
Provision (benefit) for taxes                                     295             22                            23(e)         294
                                                           ----------     ----------                    ----------     ----------
Net Income                                                        501             31             72             38            499
                                                           ----------     ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------     ----------
Net Income per share                                              .38            .18                                          .31
Weighted average common shares outstanding                  1,335,177        168,156        281,676        168,156      1,616,853



         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) The merger is accounted for using the purchase method of accounting. The total purchase cost is allocated to the tangible and identifiable intangible assets and liabilities of Town & Country based on their respective fair values and the remainder will be allocated to goodwill, if any. The aggregate purchase price was determined as follows:

    Cash Component                               $1,600,000
    Acquisition fees and expenses                   125,000 (1)
    Total cash purchase price                     1,725,000

    Add:  Issuance of 281,676 shares of
    Capital Corp Common Stock at a
    Market Value of $14.05 per share              3,957,000
                                                 ----------

                                                 $5,682,000
                                                 ----------
                                                 ----------

    (1) Includes legal, accounting, printing and other direct expenses to be incurred with the Merger.

(b) The following adjustments represent those necessary to allocate the purchase price paid to the fair market value of the net assets acquired by Capital Corp:

    Equity of Town and County:
       Common Stock                              $2,700,000
       Retained Earnings                            924,000
                                                 ----------

                                                                $3,624,000
    Fair value adjustments:

       Loans receivable                          $ (185,000)
       Core Deposit Intangible                      460,000
                                                 ----------
                                                                   275,000
    Fair Value of net assets acquired                            3,899,000
    Purchase price                                               5,682,000
                                                                ----------
    Excess of fair value of net assets
       acquired over purchase cost-                             $1,783,000
       goodwill                                                 ----------
                                                                ----------

(c) A portion of the total cash purchase price of $1,725,000 will be financed by a loan from another financial institution. Estimated interest expense has been included on the pro forma combined statement of income.

(d) When applicable, fair value adjustments are amortized against (accreted to) net income as follows:

                                                        Amortization
                                                        ------------
                                Total      Life   First Year    Per Quarter
                                -----      ----   ----------    -----------
Goodwill                     $1,783,000     18     $99,000        $25,000
Core deposit intangible         460,000     10      46,000         11,500
Fair value adjustment-loans    (185,000)     3     (63,000)       (15,000)
   Total                     $2,058,000            $84,000        $21,500

(e) Income tax expense has been adjusted in the pro forma computation to reflect historical tax expense rate of 40%.

(f) Pro forma combined per share date for net income has been calculated using Capital Corp's weighted average number of common shares outstanding increased by 281,676 shares to be issued using an Exchange Amount of $5,558,000, a Cash Component of $1,600,000 and exchange ratio of 1.675 shares, which corresponds to Capital Corp common stock per share Market Value of $14.05, and cancellation of 168,156 common stock shares of Town & Country.